Exhibit 10.41

STOCK OPTION AND RESTRICTED STOCK AGREEMENT

FOR THE GRANT OF INCENTIVE STOCK OPTIONS, NON-QUALIFIED

STOCK OPTIONS AND RESTRICTED STOCK UNDER THE

TIDEWATER INC. 2009 STOCK INCENTIVE PLAN

THIS AGREEMENT is entered into as of                          , 20    , by and between Tidewater Inc., a Delaware corporation (“Tidewater”), and                      (the “Employee”).

WHEREAS, the Employee is a key employee of Tidewater or one of its subsidiaries and Tidewater considers it desirable and in its best interest that the Employee be given an added incentive to advance the interests of Tidewater by possessing an option to purchase shares of the common stock of Tidewater, $0.10 par value per share (the “Common Stock”) and restricted shares of Common Stock in accordance with the Tidewater Inc. 2009 Stock Incentive Plan (the “Plan”), which was approved by the shareholders of Tidewater at the 2009 annual meeting of shareholders. Tidewater and its subsidiaries shall be collectively referred to herein as the “Company.”

NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

I.

Stock Options

1.1 Grant of Options. Tidewater hereby grants to the Employee effective                          , 20     (the “Date of Grant”) the right, privilege and option to purchase              shares of Common Stock (the “Option”) at an exercise price of $             per share (the “Exercise Price”). The Option shall be exercisable at the times specified in Section 1.2 below. With respect to              of the shares subject to the Option, the Option is intended to be a non-qualified stock option and with respect to                      of the shares subject to the Option, the Option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding the foregoing, an Option intended to qualify as an incentive stock option may be treated as a non-qualified stock option in the event of the acceleration of vesting or if the Option is exercised after the time period permitted for incentive stock options.

1.2 Time of Exercise.

(a) Subject to the provisions of the Plan and the other provisions of this Section I, the Option shall be vested and exercisable in the amounts and on the dates provided below, if the Employee continues to be employed by the Company on such date:

Date Exercisable	Incentive Stock Option Shares	Non-Qualified Stock Option Shares

(b) The Option shall terminate ten years following the Date of Grant and may terminate earlier in the event of termination of the Employee’s employment as provided below or a Change of Control of Tidewater as provided in the Plan. During Employee’s lifetime, the Option may be exercised only by the Employee or the Employee’s curator if the Employee has been interdicted.

(c) If the Employee’s employment with the Company terminates, other than as a result of death, disability within the meaning of Section 22(e)(3) of the Code (“Disability”) or retirement, the Option may be exercised, but only to the extent otherwise exercisable on the date of termination of employment, within 90 days following termination of employment, but in no event later than ten years after the Date of Grant.

(d) If the Employee’s employment with the Company is terminated because of Disability or because of retirement, the Option may be exercised, but only to the extent otherwise exercisable on the date of termination of employment, within two years from the date of termination of employment, but in no event later than ten years after the Date of Grant. In the case of an incentive stock option, however, the Option will not be treated as an incentive stock option for tax purposes if it is exercised later than three months following the date of termination of employment as a result of retirement or later than one year following the date of termination of employment as a result of Disability.

(e) In the event of the Employee’s death, the Option may be exercised by the Employee’s estate, or by the person to whom such right devolves from him by reason of the Employee’s death, but only to the extent otherwise exercisable on the date of death, within two years from the date of death, but in no event later than ten years after the Date of Grant.

(f) The Option shall become fully exercisable upon a Change of Control of Tidewater as provided in the Plan.

(g) Any portion of the Option that is not exercisable at the time of termination of employment shall be terminated upon termination of employment. Any portion of the Option that is exercisable but not exercised within the permitted time period following termination of employment provided in this Section I, shall be terminated upon expiration of such permitted time period.

1.3 Method of Exercise of Option.

(a) The Employee may exercise all or a portion of the Option by delivering to the Company a signed written notice of his intention to exercise the Option, specifying therein the number of shares to be purchased. Upon receiving such notice, and after the Company has received full payment of the Exercise Price in accordance with the Plan, including as provided in Section 1.3(b) below, the appropriate officer of the Company shall cause the transfer of title of the shares purchased to Employee on Tidewater’s stock records and cause to be issued to Employee a stock certificate for the number of shares being acquired. Employee shall not have any rights as a shareholder until the stock certificate is issued to him.

(b) As permitted in the Plan, the Committee has authorized the use of the net exercise procedure described in the Plan for the exercise of the non-qualified stock options, but not for the exercise of the incentive stock options granted pursuant to this Agreement.

1.4 Non-Transferability. Unless permitted by the Committee in an amendment to this Agreement as provided in the Plan, the Option granted hereby may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process.

II.

Restricted Stock

2.1 Grant of Restricted Stock. Tidewater hereby grants to Employee a restricted stock award effective on the Date of Grant of                      shares of Common Stock (the “Restricted Stock”) subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement.

2.2 Award Restrictions. The period during which the restrictions imposed on the Restricted Stock by the Plan and this Agreement are in effect is referred to herein as the “Restricted Period.” During the Restricted Period, the Employee shall be entitled to all rights of a stockholder of Tidewater, including the right to vote the shares and, except with regard to any shares of Performance-Based Restricted Stock (as defined in Section 2.3(a) below), to receive all dividends and other distributions declared thereon. All dividends and other distributions relating to any Performance-Based Restricted Stock will accrue when declared and be paid to the Award Recipient only upon the vesting of the related Performance-Based Restricted Stock. The right to vote the Restricted Stock and any right to receive dividends thereon may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Restricted Period.

2.3 Vesting Terms.

(a) Types of Restricted Stock.              of the shares of Restricted Stock shall vest based on the continued employment of the Employee as provided in Section 2.3(b) below (the “Time-Based Restricted Stock”).                      of the shares of Restricted Stock shall vest based upon continued employment and the satisfaction of performance criteria as provided in Section 2.3(c)(ii) below (the “Performance-Based Restricted Stock”).

(b) Time-Based Restricted Stock. The Restricted Period for the Time-Based Restricted Stock shall end and the shares of Time-Based Restricted Stock shall become vested and freely transferable as set forth below if, except as provided in Section 2.3(d), the Employee remains employed by the Company on such dates:

Percentage of Time-Based Restricted Stock	Vesting Date

(c) Performance-Based Restricted Stock. The Restricted Period for the Performance-Based Restricted Stock shall end and the shares of Performance-Based Restricted Stock shall become vested and freely transferable as follows:

(d) All Restricted Stock. The Restricted Period shall end and the Restricted Stock will become fully vested and freely transferable by the Employee or his estate upon the death of the Employee or if the Employee becomes Disabled. Termination of employment for any other reason prior to the end of the Restricted Period shall result in forfeiture of all Restricted Stock. The shares of Restricted Stock shall also become fully vested and the Restricted Period shall end in the event of a Change of Control of Tidewater as provided in the Plan.

III.

Book Entry

3.1 The Company’s Stock Issuance Records. A book entry in the Company’s stock issuance records shall reflect the Restricted Stock as registered in the name of the Employee and that during the Restricted Period the transferability of shares of Restricted Stock is restricted in accordance with the terms and conditions (including conditions of forfeiture) contained in the Plan and this Agreement and that copies of the Plan and Agreement are on file in the office of the Secretary of Tidewater.

3.2 Removal of Restrictions. Upon termination of the Restricted Period with respect to all or a portion of the Restricted Stock, Tidewater shall cause the restrictions on transfer reflected in the book entry with respect to such shares to be removed and upon the Participant’s request, shall cause a stock certificate without a restrictive legend covering the vested Restricted Stock to be issued in the name of the Employee or his nominee. Upon removal of the restrictive legend from the book entry or upon receipt of a stock certificate without a restrictive legend, the Employee is free to hold or dispose of such shares, subject to applicable securities laws.

IV.

Defined Terms

The definition of all capitalized terms used herein and not otherwise defined herein shall be as provided in the Plan.

V.

Recovery Right of the Company

The Company has the right to recover any Options or Restricted Stock issued under the Plan to the Employee, if (a) the grant, vesting or value of such awards was based on the achievement of financial results that were subsequently the subject of a restatement; (b) the Employee is subject to the Company’s Executive Compensation Recovery Policy; (c) the Employee engaged in intentional misconduct that caused or partially caused the need for the restatement; and (d) the effect of the restatement was to decrease the financial results such that such grant would not have been earned or would have had a lesser value. The Employee accepts the Options and the Restricted Stock subject to such recovery rights of the Company and in the event the Company exercises such rights, the Employee shall promptly return the Options (or the shares acquired upon exercise) and the Restricted Stock to the Company upon demand. If the Employee no longer holds the shares subject to the Options or the Restricted Stock at the time of demand by the Company, the Employee shall pay to the Company, without interest, all cash, securities or other assets received by the Employee upon the sale or transfer of such shares. The Company may, if it chooses, effect such recovery by withholding from other amounts due to the Employee by the Company.

VI.

Withholding Taxes

6.1 Options. At any time that the Employee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an Option, the Employee may satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold from the distribution shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld. Notwithstanding the terms of the Plan, the Committee shall not have the right to disapprove of an Election. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (the “Tax Date”). Each Election must be made prior to the Tax Date.

6.2 Restricted Stock. At any time that the Employee is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the lapse of restrictions on Restricted Stock, unless the Employee has previously provided the Company with payment of all applicable withholding taxes, the Company shall withhold from the shares of Restricted Stock on which the restrictions are lapsing shares with a value equal to the minimum statutory amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common Stock on the Tax Date.

VII.

No Contract of Employment Intended

Nothing in this Agreement shall confer upon the Employee any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Employee’s employment relationship with the Company at any time.

VIII.

Binding Effect

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators and successors.

IX.

Amendment, Modification or Termination

The Committee may amend, modify or terminate any outstanding Option at any time prior to exercise and any Restricted Stock at any time prior to vesting in any manner not inconsistent with the terms of the Plan. If Options or Restricted Stock are intended to qualify as performance-based compensation under Section 162(m) of the Code, the Committee may not use its discretion to increase the compensation payable to the Employee hereunder in violation of the “performance-based compensation” requirements of Section 162(m) of the Code. Notwithstanding the foregoing, no amendment, modification or termination may materially impair the rights of an Employee hereunder without the consent of the Employee.

X.

Inconsistent Provisions

The Options and Restricted Stock granted hereby are subject to the provisions of the Plan, as in effect on the date hereof and as it may be amended. In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision shall control. The Employee acknowledges that a copy of the Plan was distributed to the Employee and that the Employee was advised to review such Plan prior to entering into this Agreement. The Employee waives the right to claim that the provisions of the Plan are not binding upon the Employee and the Employee’s heirs, executors, administrators, legal representatives and successors.

XI.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana.

XII.

Severability

If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Employee and Tidewater intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

XIII.

Entire Agreement; Modification

The Plan and the Agreement contain the entire agreement between the parties with respect to the subject matter contained herein. The Agreement may not be modified without the approval of the Committee and the Employee, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time. Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained herein made prior to the execution of the Agreement shall be void and ineffective for all purposes.

XIV.

Section 83(b) Election

The Employee has reviewed with the Employee’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Employee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Employee understands that the Employee (and not the Company) shall be responsible for the Employee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Employee understands that the Employee may elect to be taxed at the time the shares of Restricted Stock are granted by filing an election under Section 83(b) of the Code with the IRS within thirty days from the Date of Grant and providing a copy to the Company. The Employee acknowledges that it is the Employee’s sole responsibility and not the Company’s to file timely the election under Section 83(b), even if the Employee requests the Company or its representatives to make this filing on the Employee’s behalf.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

TIDEWATER INC.

Dean E. Taylor Chairman, President and Chief Executive Officer

[Employee Name]